Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

Air Products Reports Fiscal 2010 Third Quarter Earnings

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 22 by calling 719-325-2432 and entering passcode 4716570, or listen on the Web at: www.airproducts.com/Invest/financialnews/Earnings_Releases/Teleconference.htm.

Highlights

•	Sales increased 14% versus prior year, underlying sales up 12%

•	Operating margin improved to 16.6%*

•	Earnings per share of $1.28, up 22%*

•	Fiscal 2010 EPS guidance of $4.94 to $5.00*

•	Recent project awards strengthen backlog

LEHIGH VALLEY, Pa. (July 22, 2010) – Air Products (NYSE:APD) today reported net income of $277 million, or diluted earnings per share (EPS) of $1.28, for its fiscal third quarter ended June 30, 2010. This result excludes an after-tax charge of $24 million, or $0.11 per share, for costs associated with the tender offer for the outstanding shares of Airgas, Inc.

The discussion of third quarter results and guidance in this release is based on non-GAAP comparisons. A reconciliation can be found at the end of this release.*

Third quarter revenues of $2,252 million increased 14 percent from the prior year and operating income of $374 million rose 22 percent from the prior year on significantly improved volumes.

John McGlade, chairman, president and chief executive officer, said, “Our Tonnage, Merchant, and Electronics and Performance Materials businesses had significant increases in volume this quarter. Our continued improvements in margin, earnings growth and return on capital show that we remain focused on delivering the value our shareholders expect.”

Third Quarter Segment Performance

•

Merchant Gases sales of $915 million increased 4 percent versus prior year on improved volumes across all regions. Operating income of $176 million improved 5 percent versus prior year on better volumes. Volumes were particularly strong in Asia, and are improving in both the US and Europe liquid bulk businesses.

•

Tonnage Gases sales of $725 million were up 28 percent from the prior year, principally due to new projects coming onstream and improved volumes from existing steel and chemicals customers. Higher energy and raw material cost pass-through also contributed. Operating income of $120 million increased 37 percent on higher volumes.

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•

Electronics and Performance Materials sales of $497 million improved 21 percent and operating income of $62 million increased 60 percent over the prior year mainly on higher volumes, which have recovered to pre-recession levels. Electronics sales increased 18 percent versus prior year and 11 percent sequentially on improved volumes driven by higher customer utilization. The recent restructuring efforts in Electronics have been completed. Performance Materials volumes grew 26 percent versus prior year and improved 10 percent sequentially, on strength in the underlying business supported by new product sales.

•	Equipment and Energy sales of $116 million were down slightly versus the prior year. Operating income of $21 million increased from the prior year on higher LNG activity.

Outlook

McGlade said, “As the global economy recovers, we are well positioned to serve our broad customer base. As seen by the recent announcements from our Tonnage and Electronics businesses, we continue to win new business and our project backlog remains strong. Successes in applications development have generated substantial new business signings in our Merchant segment. Our operating leverage across the company will continue to drive margin improvement. We expect earnings growth to exceed 20 percent for fiscal 2010 and are on track to hit our margin goal of 17 percent in 2011.”

Air Products now expects fourth quarter EPS from continuing operations to be between $1.27 and $1.33 per share and full-year EPS from continuing operations to be between $4.94 and $5.00 per share.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe. For more information, visit www.airproducts.com.

NOTE: The information above contains “forward-looking statements,” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including earnings guidance for the fourth quarter and full year. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this press release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including,

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without limitation, stalling of the global economic recovery; renewed deterioration in economic and business conditions; weakening demand for the Company’s products, future financial and operating performance of major customers and industries served by the Company; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific product or customer events; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory activities; consequences of acts of war or terrorism impacting the United States’ and other markets; the effects of a pandemic or epidemic or a natural disaster; charges related to current portfolio management and cost reduction actions; the success of implementing cost reduction programs and achieving anticipated acquisition synergies; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the continued availability of capital funding sources in all of the Company’s foreign operations; the impact of new or changed environmental, healthcare, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact of new or changed financial accounting standards; and the timing and rate at which tax credits can be utilized and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2009. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the Company’s management uses internally to evaluate the Company’s baseline performance. Presented below are reconciliations of reported GAAP results to non-GAAP measures.

CONSOLIDATED RESULTS

	Continuing Operations
	Q3	Q3	Q3	Q4	YTD
Millions of Dollars	Operating Income	Net Income	Diluted EPS	Diluted EPS	Diluted EPS

2010 GAAP	$336.4		$1.17
2009 GAAP	143.8		.54

% Change GAAP	134%		117%

2010 GAAP	$336.4	$253.2	$1.17
Acquisition-related costs (tax impact $14.2) (a)	37.9	23.7	.11

2010 Non-GAAP Measure	$374.3	$276.9	$1.28

2009 GAAP	$143.8	$114.6	$.54		$3.00
Global cost reduction plan (Q3 tax impact $39.8) (b)	124.0	84.2	.39		.94
Customer bankruptcy and asset actions (Q3 tax impact $11.1) (c)	32.1	21.0	.10		.10
Pension settlement (Q3 tax impact $3.0) (a)	8.0	5.0	.02		.02

2009 Non-GAAP Measure	$307.9	$224.8	$1.05		$4.06

% Change Non-GAAP Measure	22%	23%	22%

2010 Guidance (d)				$1.27-$1.33	$4.94-$5.00
2009 GAAP					$3.00

% Change					65%-67%

% Change Non-GAAP Measure					22%-23%

	Q3 Sales	Q3 Operating Income	Margin
2010 GAAP	$2,252.3	$336.4	14.9%
2010 Non-GAAP Measure	2,252.3	374.3	16.6%

(a)	Based on statutory tax rate of 37.4%
(b)	Based on average statutory tax rate of 32.1%
(c)	Based on average statutory tax rate of 34.6%
(d)	Guidance excludes the impact of acquisition-related costs

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars, except for share data)	2010	2009	2010	2009
Sales	$2,252.3	$1,976.2	$6,674.8	$6,126.9
Cost of sales	1,611.0	1,427.5	4,808.3	4,497.1
Selling and administrative	241.2	232.3	725.7	709.9
Research and development	29.3	24.1	82.8	86.9
Global cost reduction plan	—	124.0	—	298.2
Acquisition-related costs	37.9	—	61.3	—
Customer bankruptcy	(1.8)	22.2	(1.8)	22.2
Pension settlement	6.3	8.0	6.3	8.0
Other (income), net	(8.0)	(5.7)	(29.8)	(13.7)

Operating Income	336.4	143.8	1,022.0	518.3
Equity affiliates’ income	32.5	28.5	91.6	80.0
Interest expense	30.0	27.5	91.1	94.0

Income from Continuing Operations before Taxes	338.9	144.8	1,022.5	504.3
Income tax provision	77.6	25.4	246.0	99.0

Income from Continuing Operations	261.3	119.4	776.5	405.3
Loss from Discontinued Operations, net of tax	—	(1.4)	—	(6.5)

Net Income	261.3	118.0	776.5	398.8
Less: Net Income Attributable to Noncontrolling Interests	8.1	4.8	19.5	11.4

Net Income Attributable to Air Products	$253.2	$113.2	$757.0	$387.4

Net Income Attributable to Air Products
Income from continuing operations	$253.2	$114.6	$757.0	$393.9
Loss from discontinued operations	—	(1.4)	—	(6.5)

Net Income Attributable to Air Products	$253.2	$113.2	$757.0	$387.4

Basic Earnings per Common Share Attributable to Air Products
Income from continuing operations	$1.19	$.55	$3.57	$1.88
Loss from discontinued operations	—	(.01)	—	(.03)

Net Income Attributable to Air Products	$1.19	$.54	$3.57	$1.85

Diluted Earnings per Common Share Attributable to Air Products
Income from continuing operations	$1.17	$.54	$3.49	$1.85
Loss from discontinued operations	—	(.01)	—	(.03)

Net Income Attributable to Air Products	$1.17	$.53	$3.49	$1.82

Weighted Average of Common Shares Outstanding (in millions)	212.3	209.8	212.0	209.6

Weighted Average of Common Shares Outstanding Assuming Dilution (in millions)	216.9	214.0	216.9	212.8

Dividends Declared per Common Share – Cash	$.49	$.45	$1.43	$1.34

Other Data from Continuing Operations:
Depreciation and amortization	$214.4	$217.1	$648.8	$614.8
Capital expenditures on a non-GAAP Basis (see page 11 for reconciliation)	294.5	356.1	993.7	1,041.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	30 June 2010	30 September 2009
Assets
Current Assets
Cash and cash items	$405.3	$488.2
Trade receivables, less allowances for doubtful accounts	1,416.4	1,363.2
Inventories	499.2	509.6
Contracts in progress, less progress billings	120.6	132.3
Prepaid expenses	72.8	99.7
Other receivables and current assets	431.1	404.8

Total Current Assets	2,945.4	2,997.8

Investment in Net Assets of and Advances to Equity Affiliates	856.9	868.1
Plant and Equipment, at cost	15,646.9	15,751.3
Less: Accumulated depreciation	8,876.1	8,891.7

Plant and Equipment, net	6,770.8	6,859.6

Goodwill	842.5	916.0
Intangible Assets, net	263.9	262.6
Noncurrent Capital Lease Receivables	738.1	687.0
Other Noncurrent Assets	581.8	438.0

Total Assets	$12,999.4	$13,029.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,415.3	$1,674.8
Accrued income taxes	75.9	42.9
Short-term borrowings	341.2	333.8
Current portion of long-term debt	480.4	452.1

Total Current Liabilities	2,312.8	2,503.6

Long-Term Debt	3,366.4	3,715.6
Deferred Income and Other Noncurrent Liabilities	1,474.7	1,522.0
Deferred Income Taxes	473.6	357.9

Total Liabilities	7,627.5	8,099.1

Total Air Products Shareholders’ Equity	5,231.4	4,791.9
Noncontrolling Interests	140.5	138.1

Total Equity	5,371.9	4,930.0

Total Liabilities and Equity	$12,999.4	$13,029.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended 30 June
(Millions of dollars)	2010	2009
Operating Activities
Net Income	$776.5	$398.8
Less: Net income attributable to noncontrolling interests	19.5	11.4

Net income attributable to Air Products	$757.0	$387.4
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	648.8	614.8
Impairment of assets of continuing operations	3.8	67.7
Impairment of assets of discontinued operations	—	48.7
Deferred income taxes	80.7	(41.6)
Undistributed earnings of unconsolidated affiliates	(35.2)	(45.5)
(Gain) loss on sale of assets and investments	(9.1)	7.0
Share-based compensation	36.6	45.1
Noncurrent capital lease receivables	(72.7)	(74.9)
Acquisition-related costs	52.5	—
Customer bankruptcy	—	22.2
Other adjustments	35.5	(28.8)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(151.3)	160.0
Inventories	(9.5)	(10.8)
Contracts in progress	4.6	29.8
Payables and accrued liabilities	(315.9)	(313.2)
Other working capital	7.4	(2.9)

Cash Provided by Operating Activities	1,033.2	865.0

Investing Activities
Additions to plant and equipment	(757.2)	(899.3)
Acquisitions, less cash acquired	(37.2)	(29.8)
Investment in and advances to unconsolidated affiliates	(4.7)	(1.1)
Investment in Airgas stock	(69.6)	—
Proceeds from sale of assets and investments	32.6	30.1
Proceeds from sale of discontinued operations	—	39.0
Change in restricted cash	28.2	82.2

Cash Used for Investing Activities	(807.9)	(778.9)

Financing Activities
Long-term debt proceeds	110.9	120.9
Payments on long-term debt	(109.8)	(70.0)
Net (decrease) increase in commercial paper and short-term borrowings	(50.0)	99.2
Dividends paid to shareholders	(294.6)	(278.8)
Proceeds from stock option exercises	42.3	14.9
Excess tax benefit from share-based compensation	11.1	4.1
Other financing activities	(9.9)	(7.8)

Cash Used for Financing Activities	(300.0)	(117.5)

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended 30 June
(Millions of dollars)	2010	2009
Effect of Exchange Rate Changes on Cash	(8.2)	(1.8)
Decrease in Cash and Cash Items	(82.9)	(33.2)
Cash and Cash Items – Beginning of Year	488.2	103.5
Cash and Cash Items – End of Period	$405.3	$70.3

Supplemental Cash Flow Information
Pension plan contributions	$348.2	$169.5
Significant noncash transactions:
Short-term borrowings associated with SAGA acquisition	54.6	—
Noncurrent liability related to the purchase of shares from noncontrolling interests	39.8	—

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2010	2009	2010	2009

Revenues from External Customers
Merchant Gases	$915.0	$882.6	$2,770.3	$2,678.2
Tonnage Gases	724.5	565.0	2,179.1	1,933.6
Electronics and Performance Materials	496.9	409.2	1,381.5	1,148.0
Equipment and Energy	115.9	119.4	343.9	367.1

Segment and Consolidated Totals	$2,252.3	$1,976.2	$6,674.8	$6,126.9

Operating Income
Merchant Gases	$176.4	$168.8	$544.1	$495.5
Tonnage Gases	119.8	87.6	327.2	294.4
Electronics and Performance Materials	62.4	39.0	167.8	52.5
Equipment and Energy	21.1	13.1	47.1	36.4

Segment Totals	$379.7	$308.5	$1,086.2	$878.8
Global cost reduction plan	—	(124.0)	—	(298.2)
Acquisition-related costs	(37.9)	—	(61.3)	—
Customer bankruptcy and asset actions	1.8	(32.1)	1.8	(32.1)
Pension settlement	(6.3)	(8.0)	(6.3)	(8.0)
Other	(.9)	(.6)	1.6	(22.2)

Consolidated Totals	$336.4	$143.8	$1,022.0	$518.3

(Millions of dollars)	30 June 2010	30 September 2009

Identifiable Assets (a)
Merchant Gases	$4,734.8	$4,917.0
Tonnage Gases	3,752.5	3,597.8
Electronics and Performance Materials	2,195.4	2,249.5
Equipment and Energy	311.1	303.3

Segment Totals	$10,993.8	$11,067.6
Other	1,148.7	1,093.4

Consolidated Totals	$12,142.5	$12,161.0

(a)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, except for share data)

AIRGAS TRANSACTION

In February 2010, the Company commenced a tender offer to acquire all the outstanding common stock of Airgas, Inc. (Airgas), including the associated preferred stock purchase rights, for $60.00 per share in cash. Airgas, a Delaware company, is the largest U.S. distributor of industrial, medical, specialty gases, and hardgoods. On 8 July 2010, the Company increased the value of its tender offer to $63.50 per share. The total value of the transaction approximates $7.3 billion, including $5.5 billion of equity and $1.8 billion of assumed debt. The offer and withdrawal rights are scheduled to expire on 13 August 2010, unless further extended.

Prior to the tender offer, the Company purchased approximately 1.5 million shares of Airgas stock for $69.6. This amount was recorded as an available-for-sale investment within other noncurrent assets on the consolidated balance sheet. For the nine months ended 30 June 2010, an after-tax unrealized holding gain of $15.4 was recorded in other comprehensive income within total equity on the consolidated balance sheet.

In connection with this tender offer, the Company has secured committed financing in the form of a $6.7 billion term loan credit facility. Fees incurred to secure this credit facility have been deferred and are being amortized over the term of the arrangement.

For the three and nine months ended 30 June 2010, $37.9 ($23.7 after-tax, or $.11 per share) and $61.3 ($38.3 after-tax, or $.18 per share), respectively, in expense was recognized related to this transaction and is included within acquisition-related costs on the consolidated income statement. This includes amortization of the fees related to the term loan credit facility and other acquisition-related costs.

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RECONCILIATION

NON-GAAP MEASURE

The Company utilizes a non-GAAP measure in the computation of capital expenditures and includes spending associated with facilities accounted for as capital leases and purchases of noncontrolling interests. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and will be reflected as a financing activity in the statement of cash flows.

The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which the Company’s management uses internally to evaluate and manage the Company’s expenditures.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2010	2009	2010	2009
Capital expenditures – GAAP basis	$236.8	$312.7	$853.7	$930.2
Capital lease expenditures	17.9	43.4	100.2	111.6
Noncurrent liability related to purchase of shares from noncontrolling interests	39.8	—	39.8	—
Capital expenditures – non-GAAP basis	$294.5	$356.1	$993.7	$1,041.8

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Media Inquiries:

Robert Brown, tel: (610) 481-1192; e-mail: brownrf@airproducts.com.

Investor Inquiries:

Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.